                                                                   EXHIBIT 10.30

              CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A
           REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2
              OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN
                      SEPARATELY FILED WITH THE COMMISSION

                           REGULATORY TRANSITION AND
                           -------------------------
                       SHORT-TERM DISTRIBUTION AGREEMENT
                       ---------------------------------

This Regulatory Transition and Short-term Distribution Agreement (hereinafter referred to as this "Agreement") is entered into this First (1st) Day of April, 2002 by and between Century Medical, Inc. and its affiliates and subsidiaries ("CMI") and Micro Therapeutics, Inc. and its affiliates and subsidiaries ("MTI"). CMI and MTI hereby agree as follows:

     Article 1: The terms "Import License(s)," "Import Approval(s)," "Foreign
     ---------
Manufacturing Approval(s)," and "In-Country Caretaker" as used in this Agreement shall have the same meanings, respectively, as the Japanese terms Yunyu Hinmoku Tsuika Kyoka, Yunyu Shonin, Gaikoku Seizo Shonin, and Kokunai Kanrinin, as such terms are defined and used in the Pharmaceutical Affairs Law of Japan and the Enforcement Regulations thereof. The term "Product(s)" shall mean and include any product(s) manufactured by MTI for which Import Approvals are held by CMI as of March 31, 2002. The term "Earlier Distribution Agreement" shall mean that certain Distribution Agreement dated September 23, 1998 by and between CMI and MTI, as amended by that certain First Amendment to Distribution Agreement, dated February 14, 2001.

     Article 2: This Agreement shall be effective from April 1, 2002 and shall
     ---------
remain in effect for a period of one (1) year, until March 31, 2003 (the "Term" of this Agreement) on which date this Agreement shall expire automatically; provided however that: (i) Articles 4, 9, and 10 hereof shall survive such expiration for periods of fourteen (14), forty-four (44), and thirty (30) days, respectively, and (ii) Sections 5.10, 9, 10, 12, 13 and 14 of the Earlier Distribution Agreement, which have been incorporated herein pursuant to Paragraph 1 of Exhibit B, shall survive such expiration.

     Article 3: During the Term of this Agreement CMI shall: (i) maintain (and
     ---------
update as necessary) Import Licenses for all of the Products; (ii) maintain an Import Approval for each of the Products, until such time as MTI has obtained a Foreign Manufacturing Approval for such Product; (iii) purchase the Products from MTI at the prices listed on Exhibit A attached hereto; (iv) import and distribute the Products in Japan in accordance with the terms and conditions set forth on Exhibit B attached hereto; and (v) exercise reasonable efforts to sell at least the same quantity of each of the Products as CMI sold during the one
(1) year period immediately preceding the Term of this Agreement.

     Article 4: During the Term of this Agreement CMI shall also cooperate with
     ---------
MTI and provide such information and assistance as MTI reasonably requires in order to ensure that Japanese customers and their purchases of the Products are not adversely affected by the expiration of this Agreement. Such cooperation and assistance shall include (without limitation) those items set forth on Exhibit C attached hereto.

     Article 5: During the Term of this Agreement CMI shall not import,
     ---------                                              ---
distribute or otherwise provide to any party in Japan any product which is directly competitive with any of the Products. However nothing in this Agreement shall prevent CMI from selling any competing product following the Term of this Agreement or from engaging in any activity (whether during the Term of this Agreement or otherwise) preparatory to the sale of such a product, including but not limited to the importation of such a product for purposes of evaluation and regulatory review and approval.

     Article 6: Upon execution of this Agreement, CMI shall have no
     ---------
responsibility for clinical or regulatory development of any product manufactured by MTI. CMI shall, however, cooperate with MTI and provide such assistance as MTI reasonably requires in order to continue any clinical or regulatory development activities previously undertaken or initiated by CMI for such products and/or to derive value from such previous activities. Such cooperation and assistance shall include (without limitation) delivery by CMI to MTI of complete copies of all of the documents listed and described on Exhibit D attached hereto, and reasonably adequate explanations of the contents of such documents.

     Article 7: As soon as possible following the execution of this Agreement,
     ---------
MTI shall endeavor to obtain Foreign Manufacturing Approvals for all of the Products. CMI shall provide such cooperation and assistance as MTI reasonably requires for such purpose. Such cooperation and assistance shall include (without limitation) the delivery by CMI to MTI of complete copies of all of the documents listed and described on Exhibit E attached hereto.

     Article 8: MTI may appoint CMI as an importer and/or the In-country
     ---------
Caretaker of any or all of the Products for which MTI submits applications for Foreign Manufacturing Approval during the Term of this Agreement; CMI shall promptly accept such appointment(s) and each party shall promptly execute such document(s) as are necessary for purposes of such application(s). Such appointment shall be for a period not to exceed the Term of this Agreement.

     Article 9: Within fourteen (14) days following the Term of this Agreement,
     ---------
CMI shall deliver to MTI or its designee all of the Products in CMI's possession. Such delivery shall be made at CMI's warehouse at 6-1-1 Heiwajima, Ohta-ku, Tokyo 143-0006; and within thirty (30) days following the receipt of all such Products from CMI, MTI or its designee shall pay to CMI (as payment in full for all such Products) an amount equal to the lesser of: (i) one hundred five percent (105%) of CMI's U.S. Dollar purchasing cost for such Products or
(ii) One Hundred Fifty Thousand U.S. Dollars ($150,000). For the purposes of this Article 9, CMI's U.S. Dollar purchasing cost for each Product shall be the price of such Product listed in Exhibit A herein.

     Article 10: In addition to the repurchase of inventory in accordance with
     ----------
Article 9 hereof, MTI shall pay to CMI, as a termination fee, a maximum total amount of One Million Five Hundred Thousand U.S. Dollars (US$1,500,000), which shall be payable in installments (each a "Milestone Payment") conditional upon the achievement during the Term of this Agreement of certain transitional objectives (each a "Milestone") listed and described on Exhibit F attached hereto. MTI shall make each Milestone Payment within thirty (30) days following the date on which the corresponding Milestone was achieved during the Term of this Agreement. All payments by MTI in accordance with Articles 9 and 10 hereof shall be non-refundable and payable without any set off or deduction for any taxes or withholding.

     Article 11: All payments by MTI to CMI in accordance with Articles 9 and 10
     ----------
above shall be made by wire transfer to the following account:

            Name of Bank:    Sumitomo Mitsui Banking Corporation
            Name of Branch:  Shibuya Ekimae Branch
            Account No:      0232811
            Address:         1-2-2 Dohgenzaka, Shibuya-ku, Tokyo 150-0043

     Article 12: Neither MTI nor its affiliates shall hire or solicit to hire
     ----------
any employee of CMI or its affiliates during the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement without the prior written consent of CMI. Likewise neither CMI nor its affiliates shall hire or solicit to hire any employee of MTI or its affiliates during the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement without the prior written consent of MTI.

     Article 13: The Earlier Distribution Agreement is hereby terminated on the
     ----------
date hereof (the "Termination Date") in its entirety and shall be of no further force or effect; provided that, notwithstanding the foregoing, Sections 5.10, 9, 10, 12, 13, and 14 of the Earlier Distribution Agreement shall specifically survive. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supercedes and replaces all prior agreements between CMI and MTI. Subject to the survival of certain provisions of the Earlier Distribution Agreement as described above, all such prior agreements and every provision thereof (including every provision regarding the effects of termination of such agreements) are null and void and of no force or effect, as if no such agreements had ever existed.

     Article 14: MTI hereby unconditionally and irrevocably releases, waives and
     ----------
relinquishes, and forever discharges both jointly and severally (i) CMI, (ii) its affiliates and subsidiaries and (iii) their respective directors, officers, employees, shareholders, subsidiaries, affiliates, attorneys, agents, advisors, successors and assigns (collectively, the "CMI Released Persons") from any and all claims, demands, actions, causes of action, damages, debts, liabilities, obligations, costs and expenditures of any kind and nature whatsoever, whether liquidated or contingent, known or unknown, suspected or unsuspected ("Claims"), which MTI may now, or in the future, have or may have had the right to assert against any of the CMI Released Persons arising out of or relating to the Earlier Distribution Agreement or in connection with the termination thereof, based on any matter, cause, fact or event that occurred or existed at any time up to and including the Termination Date; provided that, the foregoing shall not apply to any Claims that MTI may have for claims which specifically arise under
Section 14 (Indemnification and Limitation of Liability) of the Earlier Distribution Agreement. For the purpose of implementing a full and complete release and discharge of CMI, MTI expressly acknowledges that this Agreement is intended to include, without limitation, all claims which MTI does not know or suspect to exist in its favor against CMI at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.

     Article 15: CMI hereby unconditionally and irrevocably releases, waives and
     ----------
relinquishes, and forever discharges both jointly and severally (i) MTI, (ii) its affiliates and subsidiaries and (iii) their respective directors, officers, employees, shareholders, subsidiaries, affiliates, attorneys, agents, advisors, successors and assigns (collectively, the "MTI Released Persons") from any and all claims, demands, actions, causes of action, damages, debts, liabilities, obligations, costs and expenditures of any kind and nature whatsoever, whether liquidated or contingent, known or unknown, suspected or unsuspected ("Claims"), which CMI may now, or in the future, have or may have had the right to assert against any of the MTI Released Persons arising out of or relating to the Earlier Distribution Agreement or in connection with the termination thereof, based on any matter, cause, fact or event that occurred or existed at any time up to and including the Termination Date; provided that, the foregoing shall not apply to any Claims that CMI may have which specifically arise under Section 9 (Product Liability), Section 10

(Warranty) or Section 14 (Indemnification and Limitation of Liability) of the Earlier Distribution Agreement. For the purpose of implementing a full and complete release and discharge of MTI, CMI expressly acknowledges that this Agreement is intended to include, without limitation, all claims which CMI does not know or suspect to exist in its favor against MTI at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims

     In witness whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

For:  Micro Therapeutics, Inc. ("MTI")      For:  Century Medical, Inc. ("CMI")

      /s/ John B. Rush                            /s/ Yasuo Kyotani
      ---------------------------                 ---------------------------
By:   John Rush                             By:   Yasuo Kyotani
      President & Chief Executive Officer         President & CEO
      Hereunto Duly Authorized                    Hereunto Duly Authorized

                                    Exhibit A
                                Purchasing Prices

                                                                Price Charged to
Product                                                            CMI by MTI
-------                                                         ----------------
Flow Rider                                                           $[*]
Flow Rider Plus                                                      $[*]
Equinox Balloon Systems                                              $[*]
MTI Hydrophilic Guidewires (Neuro)                                   $[*]
MTI Hydrophilic Guidewires (Peripheral)                              $[*]
Rebar 14 Microcatheters (Neuro)                                      $[*]
Rebar 18 Microcatheters #105-5085-143 (Neuro)                        $[*]
Rebar 18 Microcatheters (Peripheral)                                 $[*]
Rebar 027 Microcatheters (Peripheral)                                $[*]
Craig McNamara Infusion Catheters - 4F                               $[*]
Craig McNamara Infusion Catheters - 5F                               $[*]
Craig McNamara Infusion Catheters - 5F, Long                         $[*]
MicroMewi Infusion Catheters                                         $[*]
Mewi-5 Infusion Catheters                                            $[*]
Infusion Wires - Prostream                                           $[*]
Dual Check Valve                                                     $[*]

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

                                    Exhibit B
                              Terms and Conditions

      During the Term of this Agreement, MTI shall supply and CMI shall import and distribute the Products in accordance with the terms and conditions set forth in this Exhibit B.

1. The terms and conditions set forth in this Exhibit B are understood to include the same terms and conditions which were set forth in Articles or Sections 2.2, 4.1 (a)-(e), 5.1, 5.2, 5.4, 5.5, 5.6, 5.8, 5.9, 5.10, 6, 7,
      8.2, 8.4, 8.6, 8.7, 8.8, 8.9, 9, 10, 11, 12, 13, 14 and 16 of the Earlier
      Distribution Agreement ; the text of the aforementioned articles and sections is incorporated herein by reference. Defined terms contained in such Articles and Sections shall have the meanings assigned to such terms as set forth in the Earlier Distribution Agreement.

2. MTI hereby appoints CMI as a distributor and importer of the Products within Japan, and CMI hereby accepts such appointment. Under no circumstances shall CMI have authority to sell, distribute or re-export any Products outside Japan.

3. All orders for Products by CMI and modifications to such orders are subject to acceptance by MTI; provided, however, that such acceptance shall not be unreasonably withheld; and provided further that MTI shall use its commercially reasonable efforts to accept or refuse any purchase order within five (5) business days following receipt from CMI. MTI shall use commercially reasonable efforts to fulfill all orders by CMI for the Products in Japan. If MTI believes that it will not be able to satisfy CMI's orders for the Products, it shall promptly notify CMI, specifying the reasons for the delay and its expected duration. MTI shall have the right to cancel any order placed by CMI or to refuse or delay the shipment thereof if CMI shall fail to meet any payments.

4. Each Product delivered to CMI will have upon shipment a minimum remaining shelf life of three-fourths (3/4) of such Product's approved shelf life. MTI reserves the right to change the design or specifications of any of the Products or part thereof at any time and with ninety (90) days prior notice to CMI. MTI also reserves the right to discontinue the manufacture and distribution of any of the Products at any time with ninety (90) days prior notice to CMI and without substitution, in MTI's sole discretion.

5. The non-defaulting Party may terminate this Agreement, immediately upon the giving of written notice to the defaulting Party, in the event that the defaulting Party defaults in the material performance of any obligation under this Agreement and fails to cure such default within sixty days after such written notice.

                                    Exhibit C
                           Information and Assistance
                              To Be Provided by CMI
                          In Accordance With Article 4

1. For the calendar quarter ending March 31, 2002, and for each subsequent calendar quarter up to and including the quarter ending March 31, 2003, CMI shall deliver to MTI a sales report which (for each of the Products) shall list the quantity sold by CMI, CMI's average selling price to each buyer and in total, and the number of end-users. CMI shall deliver each such report to MTI by fax or email no later fourteen (14) days following the end of each quarter. The final two (2) such reports (i.e. for the quarters ending December 31, 2002 and March 31, 2003) shall identify each sub-distributor and end-user distinctly, individually and by its proper name.

2. CMI shall provide to MTI, by no later than January 31, 2003, a list identifying by name, address, and telephone number, all of CMI's sub-distributors and end-users who have purchased Products during the nine
     (9) month period ending December 31, 2002. This list shall also include the names of the key personnel and key contact doctor(s) at each end-user, and contact information therefor, to ensure that MTI has the information necessary to enable it to visit and follow up with each such end-user.

3. CMI shall jointly with MTI or its designee, draft, sign, and send, by January 31, 2003, a letter to each such sub-distributor and end-user, informing them of how the Products will be distributed as of April 1, 2003.

4. Within fourteen (14) days following September 30, 2002, CMI shall provide to MTI an inventory report itemizing all of the Products in CMI's inventory as of September 30, 2002.

                                    Exhibit D
                                List of Documents
                             To Be Delivered by CMI
                          In Accordance With Article 6


1.   Information Related to [*]:
     --------------------------

     a. CMI's letter/fax (1-page + 2-pages attachments) dated Sept. 2, 1999 to the officer of "Pharmaceuticals and Medical Devices Evaluation Center" ("PMDEC") advising that classification of [*] is confirmed by MHLW through the officer of Tokyo Metropolitan government office.

     b. Draft (10-pages) of the "Clinical Investigation Plan" ("CIP") to MHLW as of HEISEI-11 (Aug 1999) plus all attachments thereto (2-binders including several bio-compatible test data, draft of clinical protocol and cases report forms).

     c. Draft of the 2-pages test results dated Oct 25, 1999 (Heisei-11) of [*] plus all original data and report(s) from outside laboratories.

     d.   Memoranda of all relevant meetings with [*].

2.   Information Related to [*]:
     --------------------------

     a. Documentation with MHLW regarding why this product cannot be approved as me-too, but must be either New or Improved.

     b. All data, reports, published articles, and other information received from MTI, and any Japanese translations of such material.

     c.   Data, other results, and reports of any testing performed in Japan.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

                                    Exhibit E
                                List of Documents
                             To Be Delivered by CMI
                          In Accordance With Article 7

For all of the Products, CMI shall deliver to MTI:

1. Up to date copies of the Import Approval documents, including any Partial Change Amendments (Ichibu Henko Shinsei, "PCA"), if any, for such Products, along with all attached test data and, for each Import Approval, a signed letter stating that the data and information specified in the Items of
     Article 21-6, Paragraph 1, of the Japanese Enforcement Regulations are transferred to MTI for all Import Approvals (except for Rebar Micro Catheter). The aforesaid Import Approvals shall include the Import Approvals listed hereunder:

     Import Approval                                 Shonin Number
     ------------------------------------------------------------------
     a.  Flow Rider Micro Catheters                       [*]
     b.  Flow Rider Plus Micro Catheters                  [*]
     c.  Equinox Balloons                                 [*]
     d.  Hydrophilic Guidewires                           [*]
     e.  Rebar Micro Catheter                             [*]
     f.  Infusion Catheters - Craig McNamara              [*]
     g.  Infusion Catheters - MicroMewi                   [*]
     h.  Infusion Catheters - Mewi-5                      [*]
     i.  Infusion Wires - Prostream                       [*]

2. Copies of any and all communications with the Japanese regulatory authorities related to the review(s) currently ongoing of any PCA applications, including the PCA to the Rebar Micro Catheter Import Approval.

3. Evidence of Approval of the Application(s) (currently under review by the MHLW) for PCAs, including the PCA Application for Rebar Micro Catheter. 4. A letter such as that described in 1. hereinabove for Rebar Micro Catheter.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

                                    Exhibit F
                        Milestones and Milestone Payments

                                     Milestone
------------------------------------------------------------------------------    Milestone
No.                             Title/Description                                  Payment
---   ------------------------------------------------------------------------    ---------
1.    Signature                                                                     $[*]

      This milestone will have been achieved when MTI and CMI have both signed this Agreement.

2.    Copies of Shonin (except for [*])                                             $[*]

      This milestone will have been achieved when CMI has delivered to MTI all of the documents listed on Exhibit E, except for those items marked with an asterisk ("*"), and reasonably adequate explanations thereof.

3.    Applications for Foreign Manufacturing Approval                               $[*]

      This milestone will have been achieved when MTI (having received from CMI such assistance as was reasonably necessary for such purpose, including achievement of Milestone #2 hereinabove) has submitted (which submissions shall not be unreasonably delayed by MTI) to the proper authorities its applications for Foreign Manufacturing Approvals for all of the Products except [*].

4.    Rebar with [*] Application for FMA                                            $[*]

      This milestone will have been achieved when MTI (having received from CMI such assistance as was reasonably necessary for such purpose, including all of the documents listed with an asterisk ("*") on Exhibit
      E and reasonably adequate explanations thereof) has submitted (which submission shall not be unreasonably delayed by MTI) to the proper authorities its application for Foreign Manufacturing Approval for [*].

5.    Receipt of Other Clinical & Regulatory Information                            $[*]

      This milestone will have been achieved when MTI has received from CMI all of the documents listed on Exhibit D, reasonably adequate explanations thereof, and such other assistance as MTI reasonably requires in order to continue clinical and regulatory development activities previously undertaken or initiated by CMI for the Products.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

                                    Exhibit F
                  Milestones and Milestone Payments (continued)

                                     Milestone
------------------------------------------------------------------------------    Milestone
No.                             Title/Description                                  Payment
---   ------------------------------------------------------------------------    ---------
6.    Receipt of Foreign Manufacturing Approvals                                    $[*]

      This milestone will have been achieved when MTI (having received from CMI such assistance as was reasonably necessary for such purpose, including a copy at the appropriate time of the notification of the cancellation of the Import Approval for each Product), has obtained
      Foreign Manufacturing Approvals for all of the Products except [*].

7.    Receipt of  [*] FMA                                                           $[*]

      This milestone will have been achieved when MTI (having received from CMI such assistance as was reasonably necessary for such purpose, including a copy at the appropriate time of the notification of the cancellation of the Import Approval for such Product), has obtained
      Foreign Manufacturing Approval for [*].

8.    Receipt of Sales Reports and Customer Lists                                   $[*]

      This milestone will have been achieved when all of the items set forth in Exhibit C have been completed.

9.    Achievement of Sales Target                                                   $[*]

      This milestone will have been achieved on March 31, 2003, if: (a) CMI has exercised reasonable efforts to grow sales in accordance with
      Article 3, Item (v) or (b) CMI's sales during the Term of this
      Agreement are at least [*]% of the amount it sold during the one (1) year period immediately preceding the Term of this Agreement.

10.   Successful Completion of This Agreement                                       $[*]

      This milestone will have been achieved on March 31, 2003, unless MTI demonstrates in writing to CMI on or before April 10, 2003, that, during the Term of this Agreement, CMI has intentionally and substantially failed to satisfy its material obligations under this Agreement.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.